UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CION ARES DIVERSIFIED CREDIT FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

WE NEED YOUR VOTE

REGARDING OUR SPECIAL SHAREHOLDERS MEETING

Dear Shareholder:

The Special Meeting of Shareholders of CION Ares Diversified Credit Fund was adjourned to Friday, May 22, 2020 at 9 a.m. Eastern Time. **Your vote is missing and your partcipation is needed.** If you were a shareholder of record as of January 28, 2020, please join your fellow shareholders and vote today! We urge you to vote as soon as possbile in order to allow CION Ares Diversified Credit Fund to obtain the necessary number of votes required to hold the meeting on the adjourned meeting date.

Voting today will avoid the need for our proxy solicitor, Broadridge, to initiate further calls, e-mails or mailings to you.

After careful consideration, the Board of Trustees unanimously recommends shareholders vote "FOR" the proposals.

Sincerely,

Michael A. Reisner
Co-President and Co-CEO

Voting is quick and will only take a few minutes.

To speak with a live agent and vote please call:

1-800-574-5943

Please vote promptly.
Thank you for voting!

THREE WAYS TO VOTE

PHONE

WITHOUT A PROXY CARD
Call 1-800-574-5943 Monday to Friday, 9:00 a.m. to 9:00 p.m. EDT to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

ONLINE

WWW.PROXYVOTE.COM/CADC
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.

Proxy Questions? Call 1- 800-574-5943

SAMPLE-LTR